UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) (Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DPL Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE:

On September 16, 2011, DPL Inc. began mailing the following additional solicitation materials to select shareholders that DPL Inc. believed have not yet voted their shares of DPL Inc. common stock in connection with the company’s upcoming annual meeting.

2

September 16, 2011

Dear Fellow Shareholder:

THE ANNUAL MEETING IS ONLY A WEEK AWAY, BUT YOU STILL HAVE TIME

TO VOTE YOUR SHARES FOR THE PROPOSED MERGER WITH A WHOLLY-OWNED SUBSIDIARY OF THE AES CORPORATION

The September 23, 2011 Annual Meeting of Shareholders of DPL Inc. is literally days away and according to our latest records, we have not yet received your vote. As we have previously advised, if the proposed merger is not completed, the value of your shares could be materially impacted.  Your Board of Directors unanimously recommends that you vote today FOR the proposed merger.

Please take a moment of your time to protect the value of your investment—vote FOR today by telephone or by Internet to make sure your shares are represented.

CONSIDER THE ADVICE OF THE NATION’S THREE MAJOR INDEPENDENT

PROXY VOTING ADVISORY SERVICES

As you may know, ISS, Glass Lewis & Co. and Egan-Jones all recommend that shareholders vote FOR the proposed merger.  These firms are leading independent proxy voting advisory firms in the U.S., who provide advice to numerous institutional investors, pension and mutual funds throughout the country.

WE URGE YOU NOT TO JEOPARDIZE THE VALUE OF YOUR INVESTMENT—

VOTE FOR TODAY!

Since time is short and your vote important, we recommend that you return your vote by telephone or by Internet, following the easy instructions on the enclosed proxy card. If you are not sure if—or how—you voted, we again urge you to vote today.  Only your latest-dated vote will count.

Thank you for your continued support.

Very truly yours,

Timothy G. Rice

Vice President, Assistant General Counsel

and Corporate Secretary

Remember, if you fail to vote, it will have the same effect as a vote against the proposed merger.

If you have any questions about the proposed merger, or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-456-3442.

— TIME IS SHORT! —

THE ANNUAL MEETING OF SHAREHOLDERS OF

DPL INC. IS SCHEDULED FOR SEPTEMBER 23, 2011

PLEASE VOTE TODAY

BY TELEPHONE OR INTERNET

SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD

If you need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at (877) 456-3442.